[Stamp of the office
 of the Secretary of
 State of the State
 of Nevada]


                  --------------------------------------------
                           ORION RESEARCH GROUP, INC.

                              A Nevada Corporation
                  --------------------------------------------


                            ARTICLES OF INCORPORATION

  KNOW ALL MEN BY THESE PRESENTS:

That the undersigned has this day formed a corporation for the transaction of business, and the promotion and conduct of the objects and purposes hereinafter stated, under and pursuant to the laws of the State of Nevada.

  I DO HEREBY CERTIFY:

  1. NAME. The name of the corporation, which is hereinafter referred to as "the corporation", is:

                           ORION RESEARCH GROUP, INC.

 2. REGISTERED OFFICE. The registered office of the corporation and the resident agent in charge thereof shall be:

                             Herman G. Herbig, Esq.
                             1638 Esmeralda, Avenue
                                  P. 0. Box 879
                           Minden, Nevada 89423-0879.

                                 (702) 782-4003

Offices for the transaction of any business of the corporation and where the meetings of the Board of Directors and of the shareholders may be held, and where the books of the corporation may be kept, may be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States of America, the District of Columbia, or in any foreign country.

3. CAPITAL STOCK. The amount of the total authorized capital stock of this corporation is 2,500,000 shares with par value of $0.01 per share. Each share of stock shall have one (1) vote. Such stock may be issued from time to time without action by the shareholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid up stock, and the holder of such shares shall not be liable for any further payment thereof Said stock shall not be subject to assessment to pay the debts of the corporation, and no paid-up stock and no stock issues as fully paid, shall ever be assessed of assessable by the corporation.

                                    Herman G.
                                    Hum. Ltd.

                                                       Articles of Incorporation
                                                                          Page 2

4.       PREEMPTIVE RIGHTS. The corporation elects to have preemptive rights.

5. DIRECTORS. The governing board of this corporation shall be known as Directors, and the number of directors may from time to time be increased or decreased in such a manner as shall be provided by the bylaws of this corporation and the laws of the State of Nevada. The name and post office address of the members of first board of directors, which shall be one director in number, is as follows:

                                 BEN J. GILLARD
                                 P. 0. Box 2217
                              Minden, Nevada 89423


6. BOARD OF DIRECTORS. The Board of Directors shall have the power and authority to make and alter, or amend, the bylaws, to fix the amount in cash or otherwise to be reserved as working capital, and to authorize and cause to be executed the mortgages and liens upon property and franchises of the corporation.

         The Board of Directors shall, from time to time, determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have the right to inspect any account, book or document of this corporation except as conferred by the Statutes of Nevada, or authorized by the Directors or by resolution of the shareholders.

         No sale, conveyance, transfer, exchange or other disposition of all or substantially all of the property, and assets of this corporation shall be made unless approved by the vote or written consent of the shareholders entitled to exercise two-thirds (2/3) of the voting power of the corporation.

         The shareholders and directors shall have the power to hold their meetings, and keep the books, documents and papers of the corporation outside of the State of Nevada, and at such place as may from time to time be designated by the bylaws or by resolution of the Board of Directors or shareholders, except as otherwise required by the laws of the State of Nevada.

         The corporation shall indemnify each present and future officer and director of the corporation who serves at the request of the corporation as an officer or director of any other corporation, whether or not such person is also an officer or director of the corporation, against all costs, expenses and liabilities, including the amounts of judgments, amounts paid in compromise settlements and amounts paid for services of counsel and other related expenses, which may be incurred by or imposed on him or her in connection with any claim, action, suit, proceeding, investigation or inquiry hereafter made, instituted or threatened in which he or she may be involved as a party or otherwise by reason of any past or future action taken or authorized and approved by him or her or any omission to act as such officer or director, at the time of the



                             Herman G. Herbig, LTD.

                                                       Articles of Incorporation
                                                                          Page 3

incurring or imposition of such costs, expenses, or liabilities, except such costs, expenses or liabilities as shall relate to matters as to which he or she shall in such action, suit or proceeding, be finally adjudged to be liable by reason of his or her negligence or willful misconduct toward the corporation or such other corporation in the performance of his duties as such officer or director. As to whether or not a director or officer was liable by reason of his or her negligence or willful misconduct toward the corporation or such other corporation in the performance of his duties as such officer or director. in the absence of such final adjudication of the existence of liability, the Board of Directors and each officer and director may conclusively rely upon an opinion of legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right of indemnification shall not be exclusive of other rights to which any such officer or director may be entitled as a matter of law or otherwise, and shall inure to the benefit or the heirs, executors, administrators and assigns of each officer or director.

         Authority is hereby granted to the shareholders of this corporation to Vote to change, from time to time, the authorized number of directors of this corporation by a duly adopted amendment to the bylaws of this corporation.

7. INCORPORATOR. The name and post office address of the incorporator signing these Articles of Incorporation is Herman G. Herbig, Post Office Box 879 Minden, Nevada 89423-0879; Telephone (702) 782-400").

         THE UNDERSIGNED, being the original incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the general corporation law of the State of Nevada, does make and file this certificate, hereby declaring and certifying that the facts hereinabove stated are true. and accordingly have hereunto set my hand.

 DATED AND DONE November 21, 1996.




                                                      /S/ Herman G "Herbig
                                                      ------------------------
                                                      HERMAN G. HERBIG
                                                      1638 Esmeralda Avenue
                                                      Post Office Box 879
                                                      Minden, Nevada 89423-0879
                                                      Office: (702) 782-400")
                                                      Fax: (702) 782-6025



                             HERMAN G. HERBIG, LTD.

                                                       Articles of Incorporation
                                                                          Page 4
STATE OF NEVADA   )
                  )ss.
COUNTY OF DOUGLAS )

On November 21. 1996, before me, the undersigned Notary Public, duly commissioned and sworn, personally appeared HERMAN G. HERBIG, known to me to be the person whose name is subscribed to the within instrument, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.




/S/ Sandy Dombrowski
--------------------
NOTARY PUBLIC


                             SANDY DOMBROWSKI
                             Notary Public - Nevada
                             Douglas County
                             My Appointment Expires Mar. 1, 1999

           CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

1. HERMAN G. HERBIG, hereby certify that on November 21, 1996, 1 accepted the appointment as Resident Agent of ORION RESEARCH GROUP, INC. in accordance with the provisions of NRS 78.090. Furthermore, that the registered office in this State is located at:

                              1638 Esmeralda Avenue
                               Post Office Box 879
                           Minden, Nevada 89423-0879.


IN WITNESS WHEREOF, I have set my hand November 21, 1996.

                                   /S/ Herman G "Herbig
                                   ------------------------
                                   HERMAN G "HERBIG
                                   1638 Esmeralda Avenue
                                   Post Office Box 879
                                   Minden, Nevada 89423-0879
                                   Office: (702) 782-400")
                                   Fax: (702) 782-6025



                                Herman G. Herbig, Ltd.